UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2012

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

On February 24, 2012, Energy XXI (Bermuda) Limited (the “Company”) announced that it had entered into exchange agreements with certain holders of the Company’s 5.625% Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Preferred Stock”), to issue 1,025,700 shares of the Company’s common stock, par value $0.005 per share (the “Common Stock”), in exchange for (i) 104,288 shares of Preferred Stock, (ii) the payment of accrued and unpaid dividends and (iii) an inducement premium. The issuance of the shares of Common Stock in this transaction is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act.  A copy of the related press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01.  Other Events.

The information set forth in Item 3.02 is incorporated herein by reference.

Item 9.01 Financial Statements and Other Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Energy XXI (Bermuda) Limited, dated February 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited
By:	/s/ West Griffin
Name:	West Griffin
Title:	Chief Financial Officer

Date: February 24, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Energy XXI (Bermuda) Limited, dated February 24, 2012.